UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2006
The Sherwin-Williams Company
(Exact Name of Registrant as Specified in Charter)

Ohio (State or Other Jurisdiction of Incorporation)	1-04851 (Commission File Number)	34-0526850 (IRS Employer Identification No.)

	101 Prospect Avenue, N.W. Cleveland, Ohio (Address of Principal Executive Offices)	44115 (Zip Code)
(216) 566-2000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 25, 2006, The Sherwin-Williams Company (“Sherwin-Williams”) entered into a Credit Agreement Amendment (the “Amendment”) with Citicorp USA, Inc. (“CUSA”), as administrative agent and issuing bank, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A. (“JPMorgan”), as paying agent. The Amendment amends the Credit Agreement (the “Credit Agreement”), dated April 17, 2006, among Sherwin-Williams, CUSA, as administrative agent and issuing bank, the Lenders from time to time party thereto, and JPMorgan, as paying agent. The primary purpose of the Amendment is to increase the amount available for borrowing and obtaining the issuance, renewal, extension and increase of a letter of credit up to an aggregate availability of $150 million.
     No borrowings have been made, and no letter of credit has been issued, under the Credit Agreement.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 4 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Exhibit Description
4	Credit Agreement Amendment, dated as of April 25, 2006, by and among The Sherwin-Williams Company, Citicorp USA, Inc., as administrative agent and issuing bank, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as paying agent (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY
April 25, 2006	By:	/s/ L.E. Stellato
L.E. Stellato
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4	Credit Agreement Amendment, dated as of April 25, 2006, by and among The Sherwin-Williams Company, Citicorp USA, Inc., as administrative agent and issuing bank, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as paying agent (filed herewith).

3